UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On December 12, 2013, The LGL Group, Inc. (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting").
The following matters were submitted to a vote of the Company's stockholders at the Annual Meeting: (i) the election of nine directors to serve until the Company's 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) the ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) the adoption of an advisory resolution approving the compensation of the Company's named officers; and (iv) the vote to determine the frequency of future stockholder advisory votes on the compensation of the Company's named officers.  The number of shares of the Company's common stock outstanding and eligible to vote as of October 30, 2013, the record date of the Annual Meeting, was 2,585,526.
Each of the matters submitted to a vote of the Company's stockholders at the Annual Meeting was approved by the requisite vote of the Company's stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:
Nominee	For	Withheld	Broker Non-Votes
James Abel	1,231,347	82,817	1,082,379
Michael Chiu	1,231,847	82,317	1,082,379
Vincent Enright	1,231,347	82,817	1,082,379
Michael J. Ferrantino, Sr.	1,296,510	17,654	1,082,379
Timothy Foufas	1,298,910	15,254	1,082,379
Marc Gabelli	1,232,847	81,317	1,082,379
Patrick J. Guarino	1,232,847	81,317	1,082,379
Donald H. Hunter	1,299,010	15,154	1,082,379
Manjit Kalha	1,231,247	82,917	1,082,379

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of McGladrey LLP	2,380,235	12,399	3,909	−

Proposal	For	Against	Abstain	Broker Non-Votes
To approve an advisory resolution approving the compensation of the Company's named officers	1,125,221	135,303	53,640	1,082,379

Proposal	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
To vote to determine the frequency of future stockholder advisory votes on the compensation of named officers	1,177,624	9,808	41,180	85,552	1,082,379

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2013	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Financial Officer